UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FOXO TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

FOXO TECHNOLOGIES INC.

477 SOUTH ROSEMARY AVENUE

SUITE 224

WEST PALM BEACH, FL, 33401

September [*], 2025

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

To the Stockholders of FOXO Technologies Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of FOXO Technologies Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by, Rennova Health, Inc. (which is controlled by the Company’s CEO), a shareholder representing a majority of the voting control of the Company (the “Majority Shareholder”). The Majority Shareholder, by written consent in lieu of a meeting delivered on September 10, 2025, pursuant to Section 228 of Title 8 the Delaware General Corporation Law (“DGCL”) and Section 2.9 of our bylaws, provided approval for the following corporate action:

An amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the authorized shares of Class A Common Stock of the Company (the “Common Stock”) from 500,000,000 shares par value $0.0001 per share to 2,500,000,000 shares any time before March 31, 2026 (the “Authorized Increase”) with the effective date to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Authorized Increase.

All of the members of the Board, by unanimous written consent in lieu of a meeting, as provided under the DGCL, provided similar authorizations on September 9, 2025.

The accompanying Information Statement is being furnished to our stockholders of record as of September 10, 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the Authorized Increase cannot become effective until 20 days from the date of mailing of the Definitive Information Statement to our stockholders as of the Record Date.

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THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Seamus Lagan
Seamus Lagan

Chief Executive Officer

September [*], 2025

Vote Required

The vote, which was required to approve the Authorized Increase, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each share of Common Stock, Series B Preferred Stock, and Series C Preferred Stock entitles the holder thereof to one vote. The shares of Series D Preferred Stock (except in limited circumstances) have no voting rights. Each share of Series A Preferred Stock entities the holder to cast the number of votes determined by dividing the Stated Value ($1,000) by the higher of $0.199 (subject to adjustment) or the volume-weighted average price (“VWAP”) of the trading day immediately prior to the record date. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the holders of Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Company.

The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September 10, 2025 (the “Record Date”). As of the Record Date, the Company had an aggregate voting power of 178,140,636 votes attributable to all outstanding shares of voting stock outstanding, with 76,667,410 shares being votable Common Stock, and 101,473,226 shares being votable Preferred Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 2.9 of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company as of the Record Date of the consenting stockholders who voted to approve the Authorized Increase totaled in the aggregate approximately 56.71%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The following approvals should be read in conjunction with the information provided in the Table of Contents above.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 2,500,000,000

Overview

On September 9, 2025, the Board acted unanimously to adopt the proposal to amend our Certificate of Incorporation to increase the authorized shares of Common Stock from 500,000,000 shares par value $0.0001 per share to 2,500,000,000 shares any time before March 31, 2026 with the effective date to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Authorized Increase.

The Authorized Increase will become effective upon the approval of the Board and the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon approval from the Board, we will file the amendment to our Certificate of Incorporation to effect the increase in our authorized shares of Common Stock not less than 20 days after the definitive information statement is mailed to stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Certificate of Incorporation currently authorizes us to issue a maximum of 500,000,000 shares of Common Stock. As of September 10, 2025, we had 76,667,410 shares of Common Stock issued and outstanding; however, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt, conversions of preferred stock, and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance. A summary of our outstanding securities which, pursuant to their various terms, require the increase of authorized shares of Common Stock is as follows:

Security	Shares Issued and Estimated Shares Required to be Reserved Out of Authorized
Outstanding shares of Common Stock:	76,667,410 shares of Common Stock
Shares of Common Stock reserved under stock incentive plans:	14,903 shares of Common Stock
Shares of Common Stock required for conversions of outstanding convertible debt:	380,672,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series A Preferred Stock (based on a conversion price of $0.01 and 20,192.47 shares issued and outstanding as of the Record Date):	2,019,247,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series B Preferred Stock (based on a conversion price of $0.995 and 3,245 shares issued and outstanding as of the Record Date):	3,261,307 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series C Preferred Stock (based on a conversion price of $0.597 and 303.75 shares issued and outstanding as of the Record Date):	508,794 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series D Preferred Stock (based on a conversion price of $0.597 and 4,312 shares issued and outstanding as of the Record Date):	7,222,780 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of outstanding warrants:	52,156 shares of Common Stock
Total:	2,487,646,350 shares of Common Stock

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The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are (as well as our convertible debt (some upon default)) are convertible at rates that are dependent upon the trading price of our Common Stock from time to time. As a result, the number of shares of Common Stock issuable under these arrangements is variable.

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing financing agreements and will also provide us greater flexibility with respect to the Company’s capital structure for purposes of obtaining additional financing.

Effects of the Increase in Authorized Common Stock

In the event of conversions of shares of preferred stock, outstanding convertible debt, and the exercise of warrants and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although conversions of shares of preferred stock, debt conversions, the exercise of warrants, and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions and exercised into shares of Common stock (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

The Board of Directors anticipate that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: conversion of Preferred Stock, settlement of debt, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment during the timeframe provided was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

Effective Date

If our Board concludes that it is in the best interests of the Company and our stockholders to effect the Authorized Increase by March 31, 2026, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Authorized Increase will be determined by our Board in its sole discretion but will be no later than March 31, 2026. In addition, if for any reason our Board deems it advisable to do so, the Authorized Increase may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. The Authorized Increase will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

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No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to the Authorized Increase and we will not independently provide our stockholders with any such right if the Authorized Increase is implemented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as the Record Date, the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all current executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from the date hereof. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o FOXO Technologies Inc., 477 South Rosemary Ave., Suite 224, West Palm Beach, FL 33401.

Applicable percentage of ownership is based on 76,667,410 shares of Common Stock, 20,192.47 shares of Series A Preferred Stock, 3,245 shares of Series B Preferred Stock, 303.75 shares of Series C Preferred Stock, and 4,312 shares of Series D Preferred Stock issued as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock (6)	% of Class (7)	% of Votes
Directors, Named Executive Officers, and Executive Officers:
Seamus Lagan, Chief Executive Officer, Interim Chief Financial Officer, and Director (1)	51,440	*	*
Mark White, former Interim Chief Executive Officer and Director (2)	11,912	*	*
Bret Barnes, Director (3)	450	*	*
Francis Colt deWolf III, Director	-	*	*
Trevor Langley, Director (4)	51,440	*	*
All current directors and executive officers as a group (five individuals) (5)	63,802	*	*

*	less than 1%.

(1)	Shares are owned by Rennova Health, Inc. (“RHI”). Mr. Lagan is the Chief Executive Officer and President and a director of RHI. Mr. Lagan disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 8,050 shares of Series A Preferred Stock, which are not included in the above table.

(2)	Includes 11,912 shares of Common Stock held by KR8 AI, an entity which Mr. White controls. On December 5, 2024, KR8 AI was issued 3,000 shares of Series D Preferred Stock, which are not included in the above table.

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(3)	Includes (i) 168 shares of Common Stock held by Mr. Barnes that are subject to forfeiture pursuant to the Management Contingent Share Plan; and (ii) 282 shares of Common Stock underlying vested options held by Mr. Barnes.

(4)	Shares are owned by RHI. Mr. Langley is a director of RHI. Mr. Langley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 8,050 shares of Series A Preferred Stock, which are not included in the above table.

(5)	Our current directors and executive officers are: Francis Colt deWolf III (Director), Bret Barnes (Director), Mark White (Director), Seamus Lagan (Chief Executive Officer, Interim Chief Financial Officer, and Director) and Trevor Langley (Chairman and Director).

(6)	These amounts are based upon information available to the Company as of the date hereof.

(7)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)	% of Class (2)	% of Votes
Rennova Health, Inc. 477 S. Rosemary Avenue, Suite 224 West Palm Beach, Florida 33401	8,050	39.87%	22.71	%(3)
Sabby Volatility Warrant Master Fund, Ltd. Miami Beach, FL	4,437.40	21.98%	12.52	%(4)
Sabby Healthcare Master Fund, Ltd. Miami Beach, FL	1,605.05	7.95%	4.53	%(4)
Chris Diamantis Nashville, TN	6,000	29.71%	16.93	%(5)

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	Due to the Voting Agreement and Irrevocable Proxies with Sabby Volatility, Sabby Healthcare, and Mr. Diamantis, as described below, the combined voting percentage of RHI is approximately 56.71%.

(4)	On February 3, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with each of Sabby Volatility and Sabby Healthcare pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, each of Sabby Volatility and Sabby Healthcare shall, to the extent permissible and consistent with Sabby Volatility and Sabby Healthcare’s internal compliance policies (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by it and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

(5)	On May 8, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with Mr. Diamantis pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, Mr. Diamantis shall, to the extent permissible (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by him and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

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Name and Address of Beneficial Owner	Number of Shares of Series B Preferred Stock (1)	% of Class (2)	% of Votes
David S. Nagelberg 2003 Rev. Trust+	250	7.70%	*
Mitchell Kersch+	250	7.70%	*
John Nash+	500	15.40%	*
John Paulsen+	200	6.16%	*
Ardara Capital/ Patrick Mullin+	200	6.16%	*
Portner Partners+	200	6.16%	*
Ryan Wong+	200	6.16%	*

* Less than 1%.

+ Address unknown to the Company.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Series C Preferred Stock (1)	% of Class (2)	% of Votes
Andrew Smukler 404 Via Placita Palm Beach Gardens, FL 33418	135	44.44%	*
Joel Yanowitz & Amy B. Metzenbaum Rev. Trust 3 Stanton Way Mill Valley, CA 94941	135	44.44%	*
Steven Wu 30327 Garfinkle Street Union City, CA 94587	33.75	11.12%	*

* Less than 1%.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

INTERESTS OF CERTAIN PERSONS IN THE INCREASE IN AUTHORIZED SHARES

Unless indicated herein, no officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than in their role as an officer, director or beneficial owner.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

ADDITIONAL INFORMATION

Householding of Materials

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at 477 South Rosemary Avenue, Suite 224, West Palm Beach, FL 33401, (612) 800-0059 to inform us of such stockholder’s request; or

●	If a bank, broker, nominee, fiduciary or other custodian holds the shares, the stockholder should contact the bank, broker, nominee, fiduciary or other custodian directly.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Where you can find more information

We are subject to the information requirements of the Exchange Act, and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

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You may request a copy of these filings, at no cost, by requesting them via e-mail from the Company at the following address and telephone number:

Seamus Lagan

Chief Executive Officer

477 South Rosemary Avenue

Suite 224

West Palm Beach, FL 33401

(612) 800-0059

legal@foxotechnologies.com

Our Common Stock is currently quoted on the OTC Markets under the symbol “FOXO.” Our public warrants are currently quoted on the OTC Markets under the symbol “FOXOW.”

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State St 30th floor, New York, NY 10004 and their telephone number is (212) 509-4000.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being mailed on or about September [*], 2025 to all stockholders of record as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

FOXO TECHNOLOGIES INC.

FOXO Technologies Inc., a Delaware corporation (the “Corporation”) does hereby certify that:

FIRST: The name of the Corporation is FOXO Technologies Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Charter”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on July 27, 2025.

THIRD: A new Article IV, Subsection 1 is added to the Charter to provide in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 2,510,000,000 shares, consisting of: (i) 2,500,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock” and “Common Stock”); and (ii) 10,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of Eastern Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of [*], 2025.

FOXO TECHNOLOGIES INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer

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